UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2013

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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In an at-large election concluded on November 7, 2013, the participating members of the Federal Home Loan Bank of San Francisco ("Bank") elected incumbent nonmember independent directors John F. Luikart and John T. Wasley to new terms on the Bank's board. In addition, the participating California members of the Bank elected incumbent director Douglas (Tad) Lowrey, Chairman and Chief Executive Officer, CapitalSource Bank, Los Angeles, California, and Steven R. Gardner, President and Chief Executive Officer, Pacific Premier Bank, Costa Mesa, California, to serve on the Bank's board as California member directors. The term for each of these positions is four years, beginning January 1, 2014, and ending December 31, 2017. The Bank's board appoints directors to its committees in January each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Directors Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Bank's 2013 director elections were conducted by mail. No in-person meeting of the members was held. In the at-large election concluded on November 7, 2013, two candidates, incumbent nonmember independent directors John F. Luikart and John T. Wasley, were nominated to run for the two nonmember independent director positions. Out of 363 institutions eligible to vote in the at-large election, 192 participated. For the two nonmember independent director positions, 8,237,608 votes were cast, of which Mr. Luikart received 4,112,820 votes (representing 43.96% of total eligible voting shares) and of which Mr. Wasley received 4,124,788 votes (representing 44.08% of total eligible voting shares). Both Mr. Luikart and Mr. Wasley were elected.

Institutions eligible to vote in the 2013 California member director election nominated seven candidates for the two California member director positions to be filled in the 2013 California member director election. Out of these seven candidates, incumbent director Douglas (Tad) Lowrey and Steven R. Gardner were elected. Out of 310 institutions eligible to vote in the 2013 California member director election, 167 participated, casting a total of 8,478,583 votes, of which Mr. Lowrey received 2,939,773 votes and Mr. Gardner received 1,890,713 votes. The table below shows the number of votes that each candidate received in the 2013 election for the two California member director positions:

Name	Member	Votes
Stephen G. Andrews	President and Chief Executive Officer Bank of Alameda, Alameda, CA	1,759,234
Jimmy D. Black	President First National Bank of Northern California, Daly City, CA	734,218
Reginald Chen	Vice President Banamex, USA, Century City, CA	317,002
Steven R. Gardner (elected)	President and Chief Executive Officer Pacific Premier Bank, Costa Mesa, CA	1,890,713
Douglas (Tad) Lowrey (elected)	Chairman and Chief Executive Officer CapitalSource Bank, Los Angeles, CA	2,939,773
Richard A. Sanchez	Executive Vice President and Chief Risk Officer/Chief Administrative Officer Opus Bank, Irvine, CA	310,373
Frank G. Washington	Chairman of the Board Golden Pacific Bank, N.A., Marysville, CA	527,270

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
	99.1	Press Release, dated November 7, 2013, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: November 8, 2013	By: /s/ Lisa B. MacMillen
Lisa B. MacMillen Executive Vice President and Chief Operating Officer